                                                                 EXHIBIT (99)b


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549
                                   _________


                                   FORM 11-K
                                   _________


[X]   Annual report pursuant to Section 15(d) of the Securities
      Exchange Act of 1934

      For the fiscal year ended December 31, 1993

                                OR

[ ] Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934

For the transition period from _________ to ___________

Commission file number 1-5152

      A. Full title of the plan and the address of the plan if different from that of the issuer named below:

                    UTAH POWER & LIGHT COMPANY
             EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                           OF PACIFICORP

      B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                            PACIFICORP
                  700 N.E. MULTNOMAH, SUITE 1600
                   PORTLAND, OREGON  97232-4116

                             REQUIRED INFORMATION

                                                                      Page No.
                                                                      ________



1.    Independent Auditors' Report                                         3-4

2.    Statements of Net Assets Available for
        Benefits at December 31, 1993 and 1992                             5-6

3.    Statements of Changes in Net Assets
        Available for Benefits for the Years
        Ended December 31, 1993 and 1992                                   7-8

4.    Notes to Financial Statements                                       9-16

5.    Supplemental Schedules as of December 31, 1993
        and for the year then ended:
        Item 30a - Schedule of Assets Held for
         Investment Purposes                                                17
        Item 30d - Schedule of Reportable Transactions                      18


                                  * * * * * *

      The following supplemental schedules required to be included with financial statements in connection with Form 5500 filed with the Department of Labor are not included herein because of the absence of conditions under which they are required:

      Item 30b - Schedule of Loans or Fixed Income Obligations
      Item 30c - Schedule of Leases in Default or Classified as
               Uncollectible
      Item 30e and f - Schedule of Nonexempt Transactions

INDEPENDENT AUDITORS' REPORT
____________________________

Utah Power & Light Company
Employee Savings and Stock Purchase
Plan of PacifiCorp:

We have audited the accompanying statements of net assets available for benefits of the Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp (the Plan) as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1993 and 1992, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information by fund is presented for the purpose of additional analysis of the basic financial statements rather than to present information regarding the net assets available for benefits and changes in the net assets available for benefits of the individual funds, and is not a required part of the basic financial statements. The supplemental schedules, listed in the table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental information and these supplemental schedules are the responsibility of the Plan's management. Such supplemental information by fund and the supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.





DELOITTE & TOUCHE
Salt Lake City, Utah
April 13, 1994

                                UTAH POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                       OF PACIFICORP

                      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                          (WITH SUPPLEMENTAL INFORMATION BY FUND)

                                     DECEMBER 31, 1993



                                                               SUPPLEMENTAL INFORMATION BY FUND
                                                 __________________________________________________________________________

         ASSETS                        TOTAL        BASIC      FUND I      FUND  II     FUND III     FUND IV        LOAN
         ______                    ____________  ___________  __________  __________  __________   ___________   __________

INVESTMENTS (stated at fair
 value) (Notes 1, 2, and 3):
  PacifiCorp common stock.......   $ 88,873,631  $80,333,288  $8,540,343  $        -  $        -    $      -     $        -
  Other.........................     15,921,077            -           -   5,787,341   5,026,256     354,191      4,753,289
                                   ____________  ___________  __________  __________  __________    ________     __________
             Total Investments..    104,794,708   80,333,288   8,540,343   5,787,341   5,026,256     354,191      4,753,289

RECEIVABLES - Contributions.....         24,044       20,678       2,213         683         459          11              -
CASH............................            877          773          86           8           8           2              -
                                   ____________  ___________  __________  __________  __________    ________     __________

             Total Assets.......    104,819,629   80,354,739   8,542,642   5,788,032   5,026,723     354,204      4,753,289
                                   ____________  ___________  __________  __________  __________    ________     __________

         LIABILITIES
         ___________

MANAGEMENT FEES PAYABLE.........         13,516            -           -      12,736           -         780              -
                                   ____________  ___________  __________  __________  __________    ________     __________

             Total Liabilities..         13,516            -           -      12,736           -         780              -

                                   ____________  ___________  __________  __________  __________    ________     __________
NET ASSETS AVAILABLE
FOR BENEFITS....................   $104,806,113  $80,354,739  $8,542,642  $5,775,296  $5,026,723   $ 353,424     $4,753,289
                                   ____________  ___________  __________  __________  __________    ________     __________
                                   ____________  ___________  __________  __________  __________    ________     __________




                             See Notes to Financial Statements

                                UTAH POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                       OF PACIFICORP

                      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                          (WITH SUPPLEMENTAL INFORMATION BY FUND)

                                     DECEMBER 31, 1992



                                                                       SUPPLEMENTAL INFORMATION BY FUND
                                                 ___________________________________________________________________________

         ASSETS                        TOTAL        BASIC       FUND I      FUND  II      FUND III    FUND IV        LOAN
         ______                     ___________  ___________  ___________  __________   __________  __________   ___________

INVESTMENTS (stated at fair
 value) (Notes 1, 2 and 3):
  PacifiCorp common stock.......    $80,845,019  $72,945,268  $7,899,751   $        -   $        -  $        -    $        -
  Other.........................     14,354,933            -           -    4,785,407    4,650,704     152,022     4,766,800
                                    ___________  ___________  __________   __________   __________   _________    __________
             Total Investments..     95,199,952   72,945,268   7,899,751    4,785,407    4,650,704     152,022     4,766,800

RECEIVABLES - Contributions.....         29,876       24,824       3,803          394          510         345             -

CASH............................            458          399          48           11            -           -             -
                                    ___________  ___________  __________   __________   __________   _________    __________

             Total Assets.......     95,230,286   72,970,491   7,903,602    4,785,812    4,651,214     152,367     4,766,800
                                    ___________  ___________  __________   __________   __________   _________    __________


        LIABILITIES
        ___________

DUE TO PARTICIPATING EMPLOYEES
 (Note 2).......................        441,567      369,691      51,211        2,021       18,644           -             -
MANAGEMENT FEES PAYABLE.........         11,242            -           -       10,896            -         346             -
                                    ___________  ___________  __________   __________   __________   _________    __________


             Total Liabilities..        452,809      369,691      51,211       12,917       18,644         346             -
                                    ___________  ___________  __________   __________   __________   _________    __________


NET ASSETS AVAILABLE
FOR BENEFITS....................    $94,777,477  $72,600,800  $7,852,391   $4,772,895   $4,632,570   $ 152,021    $4,766,800
                                    ___________  ___________  __________   __________   __________   _________    __________

                                    ___________  ___________  __________   __________   __________   _________    __________

                             See Notes to Financial Statements

                                UTAH POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                       OF PACIFICORP

                 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          (WITH SUPPLEMENTAL INFORMATION BY FUND)

                           FOR THE YEAR ENDED DECEMBER 31, 1993

                                                              SUPPLEMENTAL INFORMATION BY FUND
                                                _________________________________________________________________________

                                      TOTAL        BASIC       FUND I      FUND II     FUND III     FUND IV       LOAN
                                  ____________  ___________  __________  __________  __________  ____________  __________
ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
  Investment Income (Note 2):
    Cash Dividends on common
     stock of PacifiCorp......... $  5,140,857  $ 4,642,087  $  498,770  $        -  $        -  $        -    $      -
    Interest and Other Income....      757,799        5,029         539           -     351,399           -     400,832
    Net Appreciation (Depreciation)
     in Fair Value of Investments
     (Note 3)....................     (868,182)  (1,511,850)   (176,229)    785,457           -      34,440           -
                                  ____________  ___________  __________  __________  __________   __________   ________

          Total Investment
           Income................    5,030,474    3,135,266     323,080     785,457     351,399      34,440     400,832
                                  ____________  ___________  __________  __________  __________   __________   ________

  Contributions (Note 1):
    Participating Employees......    5,883,435    4,080,132     856,009     470,204     365,825     111,265           -
    Company......................    3,468,112    3,468,112           -           -           -           -           -
                                  ____________  ___________  __________  __________  __________   __________   ________

          Total Contributions....    9,351,547    7,548,244     856,009     470,204     365,825     111,265           -
                                  ____________  ___________  __________  __________  __________   __________   ________

  Fund Transfers - Net...........            -            -     (26,017)     49,173     (84,268)     61,112           -
  Loans - Net (Notes 1 and 2)....            -      477,898     (61,335)     12,125     (36,689)      1,989    (393,988)
                                  ____________  ___________  __________  __________  __________   __________   ________

          Total Additions........   14,382,021   11,161,408   1,091,737   1,316,959     596,267     208,806       6,844
                                  ____________  ___________  __________  __________  __________  __________    ________

DEDUCTIONS FROM NET ASSETS
 ATTRIBUTED TO:
  Participant Withdrawals
   (Note 2).......................   3,761,649    3,034,425     339,434     201,858     181,169       4,763           -
  Transfer to PacifiCorp K Plus
   (Note 1).......................     540,402      373,044      62,052      64,006      20,945           -      20,355
  Administrative Expenses(Note 1)      51,334            -           -      48,694           -       2,640            -
                                  ____________  ___________  __________  __________  __________   __________   ________

          Total Deductions.......    4,353,385    3,407,469     401,486     314,558     202,114       7,403      20,355
                                  ____________  ___________  __________  __________  __________   __________   ________

NET INCREASE (DECREASE)..........   10,028,636    7,753,939     690,251   1,002,401     394,153     201,403     (13,511)

NET ASSETS AVAILABLE FOR
 BENEFITS, JANUARY 1.............   94,777,477   72,600,800   7,852,391   4,772,895   4,632,570     152,021   4,766,800
                                  ____________  ___________  __________  __________  __________   __________  _________

NET ASSETS AVAILABLE FOR
 BENEFITS, DECEMBER 31........... $104,806,113  $80,354,736  $8,542,642  $5,775,296  $5,026,723  $  353,424  $4,753,289
                                  ____________  ___________  __________  __________  __________   __________  _________
                                  ____________  ___________  __________  __________  __________   __________  _________


                             See Notes to Financial Statements

                                UTAH POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                       OF PACIFICORP

                 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          (WITH SUPPLEMENTAL INFORMATION BY FUND)

                           FOR THE YEAR ENDED DECEMBER 31, 1992


                                                                    SUPPLEMENTAL INFORMATION BY FUND
                                                _______________________________________________________________________

                                      TOTAL        BASIC       FUND I      FUND II     FUND III    FUND IV      LOAN
                                  ____________  ___________  __________  __________  __________  __________  __________
ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
  Investment Income(Loss)(Note 2):
    Cash Dividends on common
     stock of PacifiCorp......... $  5,841,393  $ 5,276,776  $  564,617  $        -  $        -  $        -  $        -
    Interest and Other Income....      776,725        5,509         678           -     350,945           -     419,593
    Net Appreciation(Depreciation)
     in Fair Value of Investments
     (Note 3)....................  (20,087,666) (18,464,547) (2,001,930)    369,334           -       9,477           -
                                  ____________  ___________  __________  __________  __________  __________  __________

          Total Investment
           Income(Loss).........  (13,469,548) (13,182,262) (1,436,635)     369,334     350,945       9,477     419,593
                                  ____________  ___________  __________  __________  __________  __________  __________

  Contributions (Note 1):
    Participating Employees......    5,793,238    3,963,783     898,364     454,000     409,359      67,732           -
    Company......................    3,369,215    3,369,215           -           -           -           -           -
                                  ____________  ___________  __________  __________  __________  __________  __________

          Total Contributions....    9,162,453    7,332,998     898,364     454,000     409,359      67,732           -
                                  ____________  ___________  __________  __________  __________  __________  __________

  Fund Transfers - Net...........            -            -      22,159      47,704    (135,072)     65,209           -
  Loans - Net (Notes 1 and 2)....            -     (126,670)   (114,503)    (44,624)    (55,087)     10,852     330,032
                                  ____________  ___________  __________  __________  __________  __________  __________

          Total Additions........   (4,307,095)  (5,975,934)   (630,615)    826,414     570,145     153,270     749,625
                                  ____________  ___________  __________  __________  __________  __________  __________


DEDUCTIONS FROM NET ASSETS
 ATTRIBUTED TO:
  Participant Withdrawals
   (Note 2)......................    5,536,064    4,718,515     377,861     210,118     229,271         299           -
  Transfer to PacifiCorp K Plus
   Plan (Note 1).................      276,963      155,405      53,499      27,903       2,708          94      37,354
  Administrative Expenses (Note 1)      41,456            -           -      40,600           -         856           -
                                  ____________  ___________  __________  __________  __________  __________  __________

          Total Deductions.......    5,854,483    4,873,920     431,360     278,621     231,979       1,249      37,354
                                  ____________  ___________  __________  __________  __________  __________  __________

NET INCREASE (DECREASE)..........  (10,161,578) (10,849,854) (1,061,975)    547,793     338,166     152,021     712,271

NET ASSETS AVAILABLE FOR
 BENEFITS, JANUARY 1.............  104,939,055   83,450,654   8,914,366   4,225,102   4,294,404           -   4,054,529
                                  ____________  ___________  __________  __________  __________  __________  __________
NET ASSETS AVAILABLE FOR
 BENEFITS, DECEMBER 31........... $ 94,777,477  $72,600,800  $7,852,391  $4,772,895  $4,632,570  $  152,021  $4,766,800
                                  ____________  ___________  __________  __________  __________  __________  __________
                                  ____________  ___________  __________  __________  __________  __________  __________


                            See Notes to Financial Statements

                          UTAH POWER & LIGHT COMPANY
                   EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                 OF PACIFICORP


                         NOTES TO FINANCIAL STATEMENTS



1.  DESCRIPTION OF THE PLAN

      General
      _______

      The Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp (the Plan) is a qualified employees' trust under the Internal Revenue Code and, as such, is exempt from Federal income taxes. The employee is not taxed on the income of the Plan, PacifiCorp (the Company) contributions and before-tax employee contributions under Section 401(k) made for his account, pursuant to the provisions of the Internal Revenue Code, until such time as the employee receives distributions from the Plan. The Plan complies with the requirements of the Employee Retirement Income Security Act of 1974.

     The Plan permits participants, at their election, to make supplemental, tax-deferred contributions to one or more of the separate investment funds as permitted by Section 401(k) of the Internal Revenue Code. All tax-deferred contributions to the Plan may not exceed $9,240 for 1994 compared to $8,994 for 1993, as permitted by the Internal Revenue Service regulations. The Plan also permits participants to borrow from their before-tax employee contribution accounts and the Company matching portion of their before-tax accounts. The Plan Committee approves all loans and determines related interest rates. Payroll deductions are required to repay the loans which must be repaid within five years, except in the case of loans used to acquire or construct a principal residence, which loans may be repaid over a period not to exceed twenty years. Loans must be repaid in full at the time of retirement or termination.

     The Plan has received determination letters from the Internal Revenue Service stating the Plan is a qualified employee benefit plan. The date of the most recent of such letters is February 25, 1994.

     The cost of administration of the Plan is paid by the Plan, except to the extent paid by the Company.

     Eligibility
     ___________

     All bargaining unit Company employees represented by IBEW Local 57 who complete one year of service (defined as a 12-month period within which an employee has completed not less than 1,000 hours of service) may participate in the Plan. For employees who are transferred to IBEW Local 57, prior service with PacifiCorp or any other PacifiCorp division, subsidiary, or affiliate shall be included for determining eligibility for participation. As of December 31, 1993 and 1992, there were 2,432 and 2,454 employees and 335 and 339 former employees participating in the Plan for a total of 2,767 and 2,793, respectively.

     Non-bargaining unit employees and Utah Power bargaining unit employees who transfer from IBEW Local 57 to other PacifiCorp bargaining units or non-bargaining unit positions will have their accounts in the Plan transferred to the PacifiCorp K Plus Employee Savings and Stock Ownership Plan (the PacifiCorp K Plus Plan). During the year ended December 31, 1993 and 1992, there were 21 and 9 employees, respectively, that were transferred to the PacifiCorp K Plus Plan.


     Fund Participation
     __________________

     The number of participants in each fund at December 31, 1993 was as follows:

      Basic Fund                               2,767
      Supplemental:
        Fund I   - Company Stock Fund            707
        Fund II  - Equity Investment Fund        457
        Fund III - Fixed Income Investment Fund  398
        Fund IV - Balanced Fund                  141
        Loan Fund                                961

      Many employees have elected to participate in one or more Supplemental funds in addition to the Basic Fund.


      Investment Policy
      _________________

      Under provisions of the Plan, the Basic Fund and Fund I are invested in common stock of PacifiCorp, Fund II is invested in the Columbia Trust Company Common Stock Investment Fund, Fund III is invested in guaranteed investment contracts, Fund IV is invested in the Columbia Trust Company Balanced Investment Fund, and the Loan Fund is invested in loans to participants.

      Funding
      _______

      The source of funding for the basic portion of the Plan is employee contributions from 1% to 6% of employees' regular earnings and the Company matching contributions which are equal to 85% of employee contributions.

      The source of funding for the supplemental portion of the Plan is additional employee contributions from 1% to 10% of employees' regular earnings.

      The Company collects all employee contributions and transmits them, together with the Company contributions, to the Trustee. All such contributions and all other cash and stock received under the Plan by the Trustee are held in the trust for the exclusive benefit of the Plan participants.


      Vesting
      _______

      All contributions and earnings vest immediately.

      Termination Priorities
      ______________________

      In the event the Plan is terminated, the trust is to continue until all of the assets in the trust have been distributed to participants or their beneficiaries in accordance with the terms of the Plan in effect at the time of its termination. No part of the vested trust assets is to revert to or be recovered by the Company or be used for, or diverted to, any purpose other than for the exclusive benefit of participants and their beneficiaries.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation
      _____________________

      The Plan financial statements are prepared in accordance with generally accepted accounting principles. The accounting practices and policies are consistent with those prescribed or permitted by the Department of Labor.

      Investments
      ___________

      The investment in the Company's common stock (Basic and Fund I) is stated at fair value based on published market quotations at year end. Dividends from the common stock are accrued on the date the shares trade without dividend rights.

      The investment in Fund II is stated at fair value based on the number of units of the Columbia Trust Company Common Stock Investment Fund held by the Plan and the fair value of such units at year end. The unit value is adjusted to reflect the value of dividends received on shares of stock held by the fund.

      The investment in Fund III is placed in guaranteed investment contracts and is stated at cost which approximates fair value.

      Beginning January 1, 1992, the Plan added Fund IV to the supplemental funds in which participants may invest. Fund IV is comprised of common stocks, bonds, and money market investments, and is stated at fair value based on the number of units of the Columbia Trust Company Balanced Investment Fund held by the Plan and the fair value of such units at year end. The unit value is adjusted to reflect the value of dividends received on shares of stock held by the fund.

      The investment in loans to participants (Loan Fund) is stated at the uncollected principal balances of the loans which approximates fair value.

      The temporary investment is carried at cost which approximates fair value.

      Changes in fair value of investments during each year are shown as net appreciation or depreciation in fair value of investments in the statements of changes in net assets available for benefits. Investment transactions are recorded on a trade date basis.

      Plan Withdrawals
      ________________

      Withdrawals by and amounts distributable to participants who have terminated employment are provided for in the financial statements. Participants' withdrawals from Basic and Fund I are distributed in shares of the Company's common stock and are stated at the carrying value of the stock which approximates the fair value as of the most recent quarter end.

      In May 1993, generally accepted accounting principles were changed to provide that liabilities for amounts payable to participants who have elected to withdraw from the Plan should not be recorded until paid. Accordingly, the liability due to participating employees who have elected to withdraw was not accrued on the Plan's statement of net assets available for benefits at December 31, 1993.

      Participants' Accounts
      ______________________

      Investments in the Company's common stock were allocated to participants' accounts based upon original cost. Net appreciation (depreciation) in fair value of all funds is allocated to participants' accounts quarterly.

3.   INVESTMENTS

      Information with respect to the Plan's investments at December 31, 1993 and 1992 are as follows:

                                      Number of                Fair
Investments                           Shares/Units            Value
___________                           ____________            ______

1993
____

PacifiCorp
 common stock                           4,616,812          $ 88,873,631
                                                           ____________

Other:
   Columbia Trust Company
    Common Stock Investment
    Fund                                  683,808             5,787,341

   Provident Life Insurance
    Company Guaranteed
    Investment
    Contract                            1,509,353             1,509,353

   Allstate Life
    Insurance Company
    Guaranteed Investment
    Contract                            1,687,639             1,687,639

   Metropolitan Insurance
    Company Guaranteed
    Investment Contract                 1,484,033             1,484,033

   First Interstate Bank
    of Utah, N.A.
    Temporary Investment
    Fund, Class B,
    No. 2 Account (9194)                  345,231               345,231

   Columbia Trust Company
    Balanced Investment Fund               54,877               354,191

   Loans to participants and
   related interest, fixed
   interest rates at prime
   plus 1% ranging from 7.0%
   to 12.5% with maturity
   dates up to 20 years,
   collateralized by participants'
   account balances                     4,753,289             4,753,289
                                                           ____________

           Total Other                                       15,921,077
                                                           ____________

                   TOTAL                                   $104,794,708
                                                           ____________
                                                           ____________

                                      Number of                Fair
Investments                           Shares/Units            Value
___________                           ____________            ______

1992
____

PacifiCorp
 common stock                           4,093,418          $ 80,845,019
                                                           ____________

Other:
   Columbia Trust Company
    Common Stock Investment
    Fund                                  656,206             4,785,407

   Metropolitan Insurance
    Company Guaranteed
    Investment Contract                   332,545               332,545

   Allstate Life
    Insurance Company
    Guaranteed Investment
    Contract                            1,608,559             1,608,559

   Metropolitan Insurance
    Company Guaranteed
    Investment Contract                 1,443,290             1,443,290

   First Interstate Bank
    of Utah, N.A.
    Temporary Investment
    Fund, Class B,
    No. 2 Account (9194)                1,266,310             1,266,310

   Columbia Trust Company
    Balanced Investment Fund               26,754               152,022

   Loans to participants and
   related interest, fixed
   interest rates at prime
   plus 1% ranging from 7.0%
   to 12.5% with maturity
   dates up to 20 years,
   collateralized by participants'
   account balances                     4,766,800             4,766,800
                                                           ____________

           Total Other                                       14,354,933
                                                           ____________

                   TOTAL                                   $ 95,199,952
                                                           ____________
                                                           ____________

During the year ended December 31, 1993 and 1992, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value as follows:

                                         1993                   1992
                                         ____                   ____
Investments
___________

  PacifiCorp common stock              $(1,688,079)        $(20,466,477)
  Columbia Trust Company:
    Common Stock Investment Fund           785,457              369,334
    Balanced Investment Fund                34,440                9,477
                                       ___________         ____________
  Net appreciation (depreciation)
    in fair value                      $  (868,182)        $(20,087,666)
                                       ___________         ____________
                                       ___________         ____________

4.    WITHDRAWALS

In accordance with a May 1993 change in generally accepted accounting principles, the liability due to participating employees who have elected to withdraw was not accrued on the Plan's statement of net assets available for benefits at December 31, 1993. Participant withdrawals included in the 1993 financial statements differ from total participant withdrawals shown on the Form 5500 reported to the Department of Labor as follows:

                                     Total         Basic       Fund I     Fund II     Fund III   Fund IV
                                     _____         _____       ______     _______     ________   _______
   Participants withdrawals
    shown on the 1993 statement
    of changes in net assets
    available for benefits        $3,761,649    $3,034,425    $339,434    $201,858    $181,169   $4,763
   Liability due to partici-
    pating employees at
    December 31, 1993              1,020,172       812,866      80,311      78,350      48,645        -
                                  __________    __________    ________    ________    ________   ______

   Total participant withdrawals
    shown on the Form 5500        $4,781,821    $3,847,291    $419,745    $280,208    $229,814   $4,763
                                  __________    __________    ________    ________    ________   ______
                                  __________    __________    ________    ________    ________   ______

                              UTAH POWER & LIGHT
                   EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                 OF PACIFICORP

                             SUPPLEMENTAL SCHEDULE
          ITEM 30A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               DECEMBER 31, 1993

                                   Number of       Historical        Current
                                    Units/          Cost of           Value
Description                         Shares           Asset           of Asset
___________                       __________       __________        ________

PacifiCorp (Party in interest)
  common stock                     4,616,812       $83,683,853     $88,873,631
                                                   ___________     ___________

Other:
  Columbia Trust Company Common
  Stock Investment Fund              683,808         2,864,581        5,787,341

  Provident Life Insurance Company
  Guaranteed Investment Contract   1,509,353         1,509,353        1,509,353

  Allstate Life Insurance Company
  Guaranteed Investment Contract   1,687,639         1,687,639        1,687,639

  Metropolitan Insurance Company
  Guaranteed Investment Contract   1,484,033         1,484,033        1,484,033

  First Interstate Bank of Utah,
  N.A. Temporary Investment Fund,
  Class B, No. 2 Account (9194)      345,231           345,231          345,231

  Columbia Trust Company
  Balanced Investment Fund            54,877           310,961          354,191

  Loans to participants and
  related interest, fixed
  interest rates at prime plus
  1% ranging from 7.0% to 12.5%
  with maturity dates up to 20
  years, collateralized by
  participants' account balances   4,753,289         4,753,289        4,753,289
                                                   ___________     ____________

         Total Other                                12,955,087       15,921,077
                                                   ___________     ____________

              TOTAL                                $96,638,940     $104,794,708
                                                   ___________     ____________
                                                   ___________     ____________

                           UTAH POWER & LIGHT COMPANY
                    EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                  OF PACIFICORP

                              SUPPLEMENTAL SCHEDULE
                 ITEM 30D - SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1993

SERIES REPORTABLE TRANSACTIONS
______________________________

                                                               Expenses              Current
                     Number   Number                           Incurred              Value of
                       of       of                             with                  Asset on       Gain
  Asset              Trans-   Units/   Purchase      Selling   Trans-     Cost of    Sales or        or
Description         actions   Shares    Price         Price    actions     Asset   Transfer Date   (Loss)
___________         _______   ______   ________      _______   _______    _______  _____________   ______

PacifiCorp (Party in
  interest) common stock:

  Purchases            81    813,725   $15,344,412      N/A      N/A        N/A        N/A          N/A
  Distributions to
    participants       26    242,230        N/A     $4,702,132   N/A     $4,702,132   $4,702,132    NONE


SINGLE REPORTABLE TRANSACTION
_____________________________

None

                                    SIGNATURE


The Plan.  Pursuant to the requirements of the Securities Exchange Act of 1934,
________
the Employee Savings and Stock Purchase Plan Committee, which administers the Plan, has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


(REGISTRANT)                   UTAH POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                     OF PACIFICORP







BY (SIGNATURE)        /s/ H. Arnold Wagner

(NAME AND TITLE)      H. ARNOLD WAGNER
                      Plan Committee Member


DATE                             April 13, 1994